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                                                                EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Form 8-K of our reports dated March 12, 1996, November 10, 1995, February 2, 1996, January 19, 1996, January 29, 1996, February 20, 1996, February 22, 1996, January 19, 1996,
February 16, 1996, December 8, 1995 and February 7, 1996, relating to the financial statements of West Coast Entertainment Corporation, Videosmith Incorporated, New Age Entertainment, Inc., HB Associates, Inc., Best Entertainment Inc., Video Innovators, Inc., Showtime Video, Inc., Video
Giant Inc., Anthony Cocca's Videoland, Inc., Vidko Inc. and Kobie-Co Movie Outlet, respectively, included in the Registration Statement on Form S-1 (No. 333-00272) dated May 3, 1996.



                                      /s/ Price Waterhouse LLP
                                      -------------------------------
                                          Price Waterhouse LLP



Boston Massachusetts
May 2, 1996